Exhibit 10.12



                           CITIZENS UTILITIES COMPANY
                                 High Ridge Park
                           Stamford, Connecticut 06905






                                        December 1, 1997





Electric Lightwave Inc.
8100 N.E. Parkway Drive
Suite 150
Vancouver, WA 98662


                    Re: Guaranty Fees

Dear Sir/Madam:

         Reference is made to the Guaranty Agreement of Citizens Utilities Company ("Citizens") in favor of Shawmut Bank Connecticut, National Association ("Shawmut"), BA Leasing & Capital Corporation ("BA") and the other Beneficiaries named therein, dated as of April 28, 1995, pursuant to which Citizens has agreed to guaranty certain obligations of Electric Lightwave, Inc. (the "Company") under the Participation Agreement between the Company, Shawmut, the Certificate Purchasers named therein, the Lenders named therein, BA an Citizens, dated as of April 28, 1995 (the "Participation Agreement"), and the related operating documents. For value received, the Company hereby agrees to pay Citizens a guarantee fee at a rate of 3.25% per annum of the amount of the lessor's investment in the leased assets.

         Reference is made to the Bank Credit Agreement dated as of November 21, 1997 among the Company, Citizens, the Lenders named therein and Citibank, N.A. (the "Bank Credit Agreement"), pursuant to which Citizens, indirectly through certain subsidiaries and, after regulatory authorization has been obtained, directly, has agreed to guaranty obligations of the Company under the Bank Credit Agreement. For value received, the Company hereby agrees to pay Citizens a guarantee fee at a rate of 3.25% per annum based on the balance outstanding of the Company under the Bank Credit Agreement.

         In the event that Citizens intends to reduce its economic interest in the Company to less than 51%, Citizens will be entitled to request the Company to refinance its obligations under the Participation Agreement and the Bank Credit Agreement and the Company shall be obligated to use its best efforts to do so. This refinancing would occur when Citizens reduces its economic interest in the Company to less than 51%.

         If you are in agreement with all of the above, please sign in the space below.

                                        Very truly yours,

                                        CITIZENS UTILITIES COMPANY


                                        By: /s/ Robert J. DeSantis
                                          -------------------------
                                        Name:  Robert J. DeSantis
                                        Title: Vice President and Treasurer
Agreed and Accepted:

Dated: December 1, 1997

ELECTRIC LIGHTWAVE, INC .


By:/s/  David B. Sharkey
  -----------------------
 Name:  David B. Sharkey
 Title: President